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                                                                    EXHIBIT 21.1

                  SUBSIDIARIES OF DELTA FINANCIAL CORPORATION

      NAME                                                                 STATE OF INCORPORATION
------------------------------------------------------------------------   ----------------------
Delta Funding Corporation...............................................          New York